    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 5, 1996
                                                     REGISTRATION NO. 333-______
________________________________________________________________________________

                      SECURITIES AND EXCHANGE COMMISSION
                            ________________________

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ________________________

                           WEATHERFORD ENTERRA, INC.
                           (Exact name of registrant
                          as specified in its charter)

         DELAWARE                                                74-1681642
   (State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                            Identification No.)
                            ________________________

                      1360 POST OAK BOULEVARD, SUITE 1000
                             HOUSTON, TEXAS  77056
                                 (713) 439-9400
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                            ________________________

                               H. SUZANNE THOMAS
              SENIOR VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                           WEATHERFORD ENTERRA, INC.
                      1360 POST OAK BOULEVARD, SUITE 1000
                             HOUSTON, TEXAS  77056
                                 (713) 439-9400
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                    Copy to:
    CHARLES L. STRAUSS                                      T. MARK KELLY
FULBRIGHT & JAWORSKI L.L.P.                             VINSON & ELKINS L.L.P.
 1301 MCKINNEY, SUITE 5100                             1001 FANNIN, SUITE 2300
 HOUSTON, TEXAS 77010-3095                            HOUSTON, TEXAS  77002-6760
      (713) 651-5151                                        (713) 758-2222

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

===========================================================================================================================
          Title of each class                                       Proposed          Proposed maximum
          of securities to be              Amount to be         maximum offering     aggregate offering       Amount of
               registered                   registered         price per unit (1)         price (1)       registration fee
- --------------------------------------------------------------------------------------------------------------------------
 Debt Securities   . . . . . . . . . .    $300,000,000(2)             100%              $300,000,000          $103,449
===========================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 and exclusive of accrued interest, if any.
(2) If any Debt Securities are issued at an original issue discount, such greater amount as shall result in the initial offering prices aggregating a maximum of $300,000,000.
                          __________________________

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

***************************************************************************
*                                                                         *
*  Information contained herein is subject to completion or amendment. A  *
*  registration statement relating to these securities has been filed     *
*  with the Securities and Exchange Commission. These securities may not  *
*  be sold nor may offers to buy be accepted prior to the time the        *
*  registration statement becomes effective. This prospectus shall not    *
*  constitute an offer to sell or the solicitation of an offer to buy     *
*  nor shall there be any sale of these securities in any State in which  *
*  such offer, solicitation or sale would be unlawful prior to            *
*  registration or qualification under the securities laws of any such    *
*  State.                                                                 *
*                                                                         *
***************************************************************************



Prospectus
                                  $300,000,000
                           WEATHERFORD ENTERRA, INC.
                                Debt Securities


                                _______________


         Weatherford Enterra, Inc. (the "Company" or "Weatherford") may offer and sell from time to time, in one or more series, its unsecured debt securities consisting of notes, debentures or other evidences of indebtedness (the "Securities") with an aggregate initial offering price not to exceed $300,000,000 or, if applicable, the equivalent thereof in any other currency or currency unit, on terms to be determined at the time of offering. The specific designation, aggregate principal amount, maturity, rate (or method of determining the same) and time of payment of interest, premium, if any, purchase price, any terms in addition to or different from those described herein for redemption or repurchase, the names of and the principal amounts to be purchased by or through agents, dealers or underwriters, if any, the compensation of such persons and other special terms in connection with the offering and sale of the series of Securities in respect of which this Prospectus is being delivered are set forth in the accompanying Prospectus Supplement (the "Prospectus Supplement"). The Securities will be effectively subordinated to all obligations of the subsidiaries of the Company. Consequently, the rights of the Company to receive assets of any subsidiary (and thus the ability of holders of Securities to benefit indirectly from such assets) are subject to the prior claims of creditors of that subsidiary. As of December 31, 1995, $9.3 million of the Company's total debt was indebtedness of subsidiaries, and such subsidiaries may incur additional indebtedness in the future. The Securities will be general unsecured obligations of the Company and will rank pari passu with the Company's existing and future unsecured and unsubordinated indebtedness.


                               __________________


         The Company may sell Securities to or through underwriters and also may sell Securities directly to other purchasers or through agents. The accompanying Prospectus Supplement sets forth the names of any underwriters or agents involved in the sale of the Securities in respect of which this Prospectus is being delivered, the principal amounts, if any, to be purchased by underwriters and the compensation, if any, of such underwriters or agents.


    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
         AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
            HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
               SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.


                               __________________

         This Prospectus may not be used to consummate sales of the Securities unless accompanied by a Prospectus Supplement.


             The date of this Prospectus is                , 1996.

         IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS, IF ANY, MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF THE SECURITIES OFFERED HEREBY AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT IN CONNECTION WITH THE OFFERING MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY ANY OTHER PERSON. THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES OFFERED BY THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT IN ANY JURISDICTION WHERE, OR TO ANY PERSON WHOM, IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THEREOF OR THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT IS CORRECT AS OF ANY TIME SUBSEQUENT TO THEIR RESPECTIVE DATES.

                             AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission can be inspected at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and the regional offices of the Commission at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, New York, New York 10048. They also may be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. Copies of such material may be obtained from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

         The Company has filed with the Commission a Registration Statement on Form S-3 (herein, together with all amendments and exhibits thereto, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby. This Prospectus constitutes the prospectus of the Company filed as part of the Registration Statement and does not contain all the information contained in the Registration Statement, certain portions of which are omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement, including the exhibits thereto, which may be inspected at the Commission's offices, without charge, or copies of which may be obtained from the Commission upon payment of prescribed fees.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents heretofore filed with the Commission are incorporated by reference herein:

         (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1995.

         (b) The Company's Current Report on Form 8-K dated December 29, 1995, as amended by the Company's Current Report on Form 8-K/A dated February 27, 1996.

         All documents filed by the Company with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and before the termination of the offering made hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in this Prospectus or in a document incorporated by reference in this Prospectus shall be deemed modified or superseded for purposes of this

Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein or in the accompanying Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any or all of the documents incorporated by reference herein, other than the exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates. Written or oral requests for such copies should be directed to Weatherford Enterra, Inc., 1360 Post Oak Boulevard, Suite 1000, Houston, Texas 77056, Attention: Investor Relations, telephone number (713) 439-9400.

                                  THE COMPANY

         The Company is a diversified international energy service and manufacturing company that provides a variety of services and equipment to the exploration, production and transmission sectors of the oil and gas industry. The Company's principal business segments include (i) the oilfield services segment, which consists of renting specialized oilfield equipment, providing fishing, well control assistance and other downhole services and related tools, and providing tubular running services and related tools; (ii) the energy products and services segment, which consists of manufacturing, selling and servicing a variety of products, including cementation products, power equipment, fishing and milling tools and heavy wall drill pipe, gas lift valves, production and service packers and related equipment, electrical and instrumentation control systems and pedestal-mounted marine cranes; (iii) the gas compression segment, which consists of manufacturing, packaging, selling, renting and servicing reciprocating natural gas compressors; and (iv) the pipeline services segment, which consists of manufacturing, selling and renting specialized pipeline equipment and services. The Company operates in virtually every oil and gas exploration and production region in the world, with more than 330 locations in 47 countries, including the United States.

                                USE OF PROCEEDS

         Unless otherwise provided in the Prospectus Supplement accompanying this Prospectus, the net proceeds from the sale of the Securities offered by this Prospectus and the Prospectus Supplement will be added to the Company's general funds and used for repayment of debt or other general corporate purposes. Until so utilized, it is expected that such net proceeds will be placed in interest bearing time deposits or invested in short-term marketable securities. Any allocation of the net proceeds of any offering of Securities to a specific purpose will be determined at the time of such offering and will be described in the related Prospectus Supplement.

                       RATIO OF EARNINGS TO FIXED CHARGES

         The following table sets forth the Company's consolidated ratios of earnings to fixed charges for the periods shown.

                           Year Ended December 31,
- --------------------------------------------------------------------------------
       1995          1994           1993           1992           1991
       ----          ----           ----           ----           ----

        *            5.28           6.79           6.76           5.02

* Earnings were inadequate to cover fixed charges by $14,985,000. The 1995 ratio of earnings to fixed charges for the Company, excluding the effect of acquisition-related costs and other unusual charges incurred in 1995, was 4.34.

         For the purposes of computing the ratio of earnings to fixed charges, "earnings" have been calculated by adding to net income (i) income tax provision (benefit), (ii) undistributed earnings of affiliates and (iii) fixed charges. "Fixed charges" consist of interest expense, whether capitalized or expensed, and one-third of rental expense, which the Company considers representative of the interest element of rentals.

                         DESCRIPTION OF THE SECURITIES

         The Securities will be issued under an indenture (the "Indenture") between the Company, as issuer, and Bank of Montreal Trust Company, as trustee (the "Trustee"), a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part. The terms of the Securities include those stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939 as in effect on the date of the Indenture (the "Trust Indenture Act"). The statements and definitions of terms under this caption relating to the Securities and the Indenture are subject to all such terms and are summaries and do not purport to be complete. Such summaries make use of certain terms defined in the Indenture and are qualified in their entirety by express reference to the Indenture. Wherever particular Sections of the Indenture or terms not defined herein that are defined in the Indenture are referred to herein or in a Prospectus Supplement, it is intended that such Sections or defined terms shall be incorporated by reference herein or therein, as the case may be.

         The Securities may be issued from time to time in one or more series. The following description of the Securities sets forth certain general terms and provisions of the Securities of all series. The particular terms of each series of Securities offered by any Prospectus Supplement will be described in the Prospectus Supplement relating to such series.

GENERAL

         The Indenture does not limit the amount of Securities, debentures, notes or other evidences of indebtedness that may be issued by the Company or any of its subsidiaries, nor does the Indenture restrict transactions between the Company and its affiliates or dividends and other distributions by the Company to its stockholders. In addition, other than as set forth under "--Limitation on Liens" and "--Limitation on Sale/Leaseback Transactions", there are no provisions of the Indenture that afford holders of the Securities protection in the event of either a change in control of the Company or a highly leveraged transaction involving the Company.

         Securities may be issued under the Indenture from time to time in separate series up to an aggregate amount from time to time authorized by the Company for such series. The Securities will be unsecured obligations of the Company and will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company unless the Company is required to secure the Securities pursuant to the Indenture provisions described below under "--Limitation on Liens".

         The applicable Prospectus Supplement relating to any Securities will describe the following terms of the Securities: (1) the title of the Securities; (2) any limit on the aggregate principal amount of the Securities;
(3) whether the Securities are to be issuable as Registered Securities or Bearer Securities, or both, whether any of the Securities are to be issuable initially in temporary global form and whether any of the Securities are to be in permanent global form; (4) the price or prices (expressed as a percentage of the aggregate principal amount thereof) at which the Securities will be issued;
(5) the date or dates on which the Securities will mature; (6) the rate or rates per annum (or the method by which such will be determined) at which the Securities will bear interest, if any, and the date or dates from which any such interest will accrue and whether, and under what circumstances, additional amounts with respect to the Securities shall be payable; (7) the Interest Payment Dates on which any such interest on the Securities will be payable, the Regular Record Date for any interest payable on any Securities that are Registered Securities on any Interest Payment Date and the extent to which, or the manner in which, any interest payable on a temporary global Security on an Interest Payment Date will be paid; (8) any mandatory or optional sinking fund or analogous provisions; (9) each office or agency where, subject to the terms of the Indenture as described below under "--Payment and Paying Agents", the principal of and any premium and interest on the Securities will be payable and each office or agency where, subject to the terms of the Indenture as described below under "--Form, Exchange, Registration and Transfer", the Securities may be presented for registration of transfer or exchange; (10) the right, if any, or obligation, if any, of the Company to redeem the Securities and the period or periods, if any, within which and the price or prices at which the Securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, in whole or in part, and the other detailed terms and provisions of any such optional or mandatory redemption; (11) the denominations in which any Securities which are Registered Securities will be issuable, if other than in denominations of $1,000 and any integral multiple thereof, and the denomination or denominations in which any Securities which are Bearer Securities will be issuable, if other than in denominations of $5,000; (12) the currency or currencies (including composite currencies) in which payment of principal of and any premium and interest on the Securities is payable; (13) any index used to determine the amount of payments of principal of and any premium and interest on the Securities; (14) information with respect to book-entry procedures, if any; and
(15) any other terms of the Securities not inconsistent with the provisions of the Indenture. (Section 301) Any such Prospectus Supplement also will describe any special provisions for payment of additional amounts with respect to the Securities.

         Securities may be issued as Original Issue Discount Securities. An Original Issue Discount Security is a Security that is issued at a price lower than the amount payable upon the Stated Maturity thereof and that provides that upon redemption or acceleration of the maturity thereof an amount less than the amount payable upon the Stated Maturity thereof and determined in accordance with the terms of such Security shall become due and payable. Special United States federal income tax considerations applicable to Securities issued at an original issue discount, including Original Issue Discount Securities, and special United States tax considerations and other terms and restrictions applicable to any Securities that are issued in bearer form, offered exclusively to United States Aliens or denominated in other than United States dollars, will be set forth in any Prospectus Supplement relating thereto.

         The Securities will be general unsecured obligations of the Company and will rank pari passu with the Company's existing and future unsecured and unsubordinated indebtedness. Accordingly, the ability of the Company to meet its obligations under the Indenture and the Securities will be dependent on the earnings and cash flows of its subsidiaries and the ability of its subsidiaries to pay dividends or to advance funds to the Company.

         The Company is a holding company, conducting substantially all of its business through subsidiaries, and the Indenture does not restrict the incurrence of debt by such subsidiaries. The Securities will be effectively subordinated to all obligations of such subsidiaries. Consequently, the rights of the Company to receive assets of any subsidiary (and thus the ability of holders of Securities to benefit indirectly from such assets) are subject to the prior claims of creditors of that subsidiary. As of December 31, 1995, $9.3 million of the Company's total debt was indebtedness of subsidiaries, and such subsidiaries may incur additional indebtedness in the future.

FORM, EXCHANGE, REGISTRATION AND TRANSFER

         Securities of a series may be issuable in definitive form solely as Registered Securities, solely as Bearer Securities or as both Registered Securities and Bearer Securities. Unless otherwise indicated in an applicable Prospectus Supplement, Bearer Securities will have interest coupons attached. The Indenture provides that Securities of a series may be issuable in temporary or permanent global form. (Section 201)

         Registered Securities of any series will be exchangeable for other Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. In addition, if Securities of any series are issuable as both Registered Securities and Bearer Securities, at the option of the Holder, subject to the terms of the Indenture, Bearer Securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of such series will be exchangeable for Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Bearer Securities surrendered in exchange for Registered Securities between a Regular Record Date or a Special Record Date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest, and interest accrued as of such date will not be payable in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon, when due in accordance with the terms of the Indenture. Bearer Securities will not be issued in exchange for Registered Securities. (Section
305)

         Securities may be presented for exchange as provided above, and Registered Securities may be presented for registration or transfer (with the form of transfer endorsed thereon duly executed), at the office of the Security Registrar or at the office of any transfer agent designated by the Company for such purpose with respect to any series of Securities and referred to in an applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. Such transfer or exchange will be effected upon the Security Registrar or any such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Company shall serve initially as Security Registrar. (Section 305) If a Prospectus Supplement refers to any transfer agent (in addition to the Security Registrar) initially designated by the Company with respect to any series of Securities, the Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that, if Securities of a series are issuable solely as Registered Securities, the Company will be required to maintain a transfer agent in each Place of Payment for such series and, if Securities of a series are issuable as Bearer Securities, the Company will be required to maintain (in addition to the Security Registrar) a transfer agent in a Place of Payment for such series located outside the United States. The Company may at any time designate additional transfer agents with respect to any series of Securities. (Section
1002)

         In the event of any redemption in part, the Company shall not be required to (i) issue, register the transfer of or exchange Securities of any series during a period beginning at the opening of business 15 days prior to the selection of Securities of that series for redemption and ending on the close of business on (A) if Securities of the series are issuable only as Registered Securities, the day of mailing of the relevant notice of redemption and (B) if Securities of the series are issuable as Bearer Securities, the day of the first publication of the relevant notice of redemption, or, if Securities of the series also are issuable as Registered Securities and there is no publication, the mailing of the relevant notice of redemption; (ii) register the transfer or exchange of any Registered Security, or portion thereof, called for redemption, except the unredeemed portion of any Registered Security being redeemed in part; or (iii) exchange any Bearer Security called for redemption, except to exchange such Bearer Security for a Registered Security of that series and like tenor that is immediately surrendered for redemption. (Section 305)

PAYMENT AND PAYING AGENTS

         Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of, and any premium and interest on, Bearer Securities will be payable, subject to any applicable laws and regulations, at the offices of such Paying Agents outside the United States as the Company may designate from time to time, in the manner indicated in such Prospectus Supplement. (Section 1002) Unless otherwise indicated in an applicable Prospectus Supplement, payment of interest on Bearer Securities on any Interest Payment Date will be made only against surrender to the Paying Agent of the coupon relating to such Interest Payment Date. (Section 1001) No payment with respect to any Bearer Security will be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. Notwithstanding the foregoing, payments of principal of, and any premium and interest on, Bearer Securities denominated and payable in U.S. dollars will be made at the offices of the Company's Paying Agent in the City of New York, if (but only if) payment of the full amount thereof in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions. (Section 1002)

         Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of, and any premium and interest on, Registered Securities will be made at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that at the option of the Company payment of any interest may be made by check mailed on or before the due date to the address of the Person entitled thereto as such address shall appear in the Security Register. (Sections 307 and 1002) Unless otherwise indicated in an applicable Prospectus Supplement, payment of any installment of interest on Registered Securities will be made to the Person in whose name such Registered Security is registered at the close of business on the Regular Record Date for such interest. (Section 307)

         Unless otherwise indicated in an applicable Prospectus Supplement, the Trustee at its Corporate Trust Office will be designated as a Paying Agent for the Company for payments with respect to Securities that are issuable solely as Registered Securities, and the Company will maintain a Paying Agent outside the United States for payments with respect to Securities (subject to the limitations described above in the case of Bearer Securities) that are issuable solely as Bearer Securities or as both

Registered Securities and Bearer Securities. Any Paying Agents outside the United States and any other Paying Agents in the United States initially designated by the Company for the Securities will be named in an applicable Prospectus Supplement. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that, if Securities of a series are issuable solely as Registered Securities, the Company will be required to maintain a Paying Agent in each Place of Payment for such series and, if Securities of a series are issuable as Bearer Securities, the Company will be required to maintain (i) a Paying Agent in the City of New York, for principal payments with respect to any Registered Securities of the series (and for payments with respect to Bearer Securities of the series in the circumstances described above, but not otherwise), and (ii) a Paying Agent in a Place of Payment located outside the United States where Securities of such series and any coupons appertaining thereto may be presented and surrendered for payment. (Section 1002)

         All monies paid by the Company to a Paying Agent for the payment of principal of or any premium or interest on any Security that remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will (subject to applicable escheat laws) be repaid to the Company, and the Holder of such Security or any coupon will thereafter look only to the Company for payment thereof. (Section 1003)

GLOBAL SECURITIES

         Securities of a series may be issued in whole or in part in the form of one or more global Securities that will be deposited with, or on behalf of, a depository identified in the Prospectus Supplement relating to such series. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Securities represented thereby, a global Security may not be transferred except as a whole by the depository for such global Security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by the depository or any nominee to a successor depository or any nominee of such successor. (Section 203)

         The specific terms of the depository arrangement with respect to a series of Securities and certain limitations and restrictions relating to a series of Bearer Securities in the form of one or more global Securities will be described in the Prospectus Supplement relating to such series.

CERTAIN DEFINITIONS

         "Attributable Indebtedness" means, with respect to any Sale/Leaseback Transaction as of any particular time, the present value (discounted at the rate of interest implicit in the terms of the lease) of the obligations of the lessee under such lease for net rental payments during the remaining term of the lease (including any period for which such lease has been extended). "Net rental payments" under any lease for any period means the sum of the rental and other payments required to be paid in such period by the lessee thereunder, not including, however, any amounts required to be paid by such lessee (whether or not designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes, assessments or similar charges required to be paid by such lessee thereunder contingent upon the amount of sales or deliveries, maintenance and repairs, insurance, taxes, assessments or similar charges. (Section 101)

         "Consolidated Net Worth" means the amount of total stockholders' equity shown in the most recent consolidated statement of financial position of the Company. (Section 101)

         "Current Assets" of any Person includes all assets of such Person that would in accordance with generally accepted accounting principles be classified as current assets. (Section 101)

         "Current Liabilities" of any Person includes all liabilities of such Person that would in accordance with generally accepted accounting principles be classified as current liabilities. (Section 101)

         "Non-Recourse Indebtedness" means indebtedness of the Company or any Subsidiary of the Company in respect of which the recourse of the holder of such indebtedness, whether direct or indirect and whether contingent or otherwise, is effectively limited to specified assets, and with respect to which neither the Company nor any Subsidiary of the Company provides any credit support. (Section 101)

         "Sale/Leaseback Transaction" means any arrangement with any Person providing for the leasing by the Company or any Subsidiary, for a period of more than three years, of any real or personal property, which property has been or is to be sold or transferred by the Company or such Subsidiary to such Person in contemplation of such leasing. (Section 101)

         "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which is owned, directly or indirectly, by such Person or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries, or (ii) any partnership or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned. For the purposes of this definition, "securities having ordinary voting power" means securities or other equity interests that ordinarily have voting power for the election of directors, or persons having management power with respect to the Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency. (Section 101)

LIMITATION ON LIENS

         The Indenture provides that the Company will not, and will not permit any Subsidiary of the Company to, issue, assume or guarantee any indebtedness for money borrowed ("Debt") if such Debt is secured by a mortgage, pledge, security interest or lien (a "mortgage" or "mortgages") upon any real or personal property of the Company or any Subsidiary of the Company or upon any shares of stock or other equity interest or indebtedness of any Subsidiary of the Company (whether such property, shares of stock or other equity interest or indebtedness is now owned or hereafter acquired), without in any such case effectively providing that the Securities shall be secured equally and ratably with (or prior to) such Debt; provided, however, that the foregoing restrictions shall not apply to: (a) mortgages existing on the date the Securities are originally issued or mortgages provided for under the terms of agreements existing on such date; (b) mortgages on Current Assets securing Current Liabilities; (c) mortgages on any property acquired, constructed, altered or improved by the Company or any Subsidiary of the Company after the date of the Indenture that are created or assumed contemporaneously with or within one year after such acquisition (or in the case of property constructed, altered or improved, after the completion and commencement of commercial operation of such property, whichever is later) to secure or provide for the payment of the purchase price or cost thereof, provided that in the case of any such construction, alteration or improvement the mortgages shall not apply to any property theretofore owned by the Company or any Subsidiary of the Company other than (i) the property so altered or improved and (ii) any theretofore unimproved real property on which the property so constructed or altered, or the improvement, is located; (d) existing mortgages on property acquired (including mortgages on any property acquired from a Person that is consolidated with or merged with or into the Company or a Subsidiary of the Company) or mortgages outstanding at the time any Person becomes a Subsidiary of the Company that are not incurred in connection with such entity becoming a Subsidiary of the Company; (e) mortgages in favor of the Company or any Subsidiary of the Company; (f) mortgages on any property (i) in favor of domestic or foreign governmental bodies to secure partial, progress, advance or other payments pursuant to any contract or statute, (ii) securing indebtedness incurred to finance all or any part of the purchase price or cost of constructing, installing or improving the property subject to such mortgages, including mortgages to secure Debt of the pollution control or industrial revenue bond type, or (iii) securing indebtedness issued or guaranteed by the United States, any State, any foreign country or any department, agency, instrumentality or political subdivision of any such jurisdiction; and (g) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any mortgage referred to in the foregoing clauses (a), (b), (c), (d), (e) or (f); provided, however, that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement, together with the reasonable costs related to such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the property that secured the mortgage so extended, renewed or replaced (plus improvements on such property). (Section 1006)

         Notwithstanding the foregoing, the Company and any Subsidiary of the Company may, without securing the Securities, issue, assume or guarantee secured Debt (that would otherwise be subject to the foregoing restrictions) in an aggregate amount that, together with all other such secured Debt and the aggregate amount of Attributable Indebtedness of the Company and its Subsidiaries deemed to be outstanding in respect of all Sale/Leaseback Transactions entered into pursuant to the provisions described below under "--Limitation on Sale/Leaseback Transactions" (excluding any such Sale/Leaseback Transactions the proceeds of which have been applied in accordance with clauses (2) or (3) under the "--Limitation on Sale/Leaseback Transactions" covenant described below), does not exceed 10% of the Consolidated Net Worth, as shown on a consolidated balance sheet as of a date not more than 90 days prior to the proposed transaction prepared by the Company in accordance with generally accepted accounting principles. (Section 1006)

LIMITATION ON SALE/LEASEBACK TRANSACTIONS

         The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, enter into any Sale/Leaseback Transaction with any Person (other than the Company or a Subsidiary of the Company) unless:

         (1) at the time of entering into such Sale/Leaseback Transaction, the Company or such Subsidiary would be entitled to incur Debt, in a principal amount equal to the Attributable Indebtedness with respect to such Sale/Leaseback Transaction, secured by a mortgage on the property subject to such Sale/Leaseback Transaction, pursuant to the provisions of the covenant described under "--Limitation on Liens" without equally and ratably securing the Securities pursuant to such provisions;

          (2) after the date on which Securities are first issued and within a period commencing six months prior to the consummation of such Sale/Leaseback Transaction and ending six months after the consummation thereof, the Company or such Subsidiary shall have expended for property used or to be used in the ordinary course of business of the Company or such Subsidiary (including amounts expended for additions, expansions, alterations, repairs and improvements thereto) an amount equal to all or a portion of the net proceeds of such Sale/Leaseback Transaction, and the Company shall have elected to designate such amount as a credit against such Sale/Leaseback Transaction (with any such amount not being so designated to be applied as set forth in clause
(3) below); or

          (3) during the 12-month period after the effective date of such Sale/Leaseback Transaction, the Company shall have applied to the voluntary defeasance or retirement of Securities or any pari passu indebtedness of the Company an amount equal to the net proceeds of the sale or transfer of the property leased in such Sale/Leaseback Transaction, which amount shall not be less than the fair value of such property at the time of entering into such Sale/Leaseback Transaction (adjusted to reflect the remaining term of the lease and any amount expended by the Company as set forth in clause (2) above), less an amount equal to the principal amount of such Securities and pari passu indebtedness voluntarily defeased or retired by the Company within such 12-month period and not designated as a credit against any other Sale/Leaseback Transaction entered into by the Company or any Subsidiary of the Company during such period. (Section 1009)

EVENTS OF DEFAULT

         Unless otherwise indicated in an applicable Prospectus Supplement, any of the following events will constitute an Event of Default under the Indenture with respect to Securities of any series: (a) failure to pay any interest on any Security of that series when due, continued for 30 days; (b) failure to pay principal of or any premium on any Security of that series when due; (c) failure to deposit any sinking fund payment, when due, in respect of any Security of that series; (d) failure to perform or breach of any other covenant of the Company in the Indenture (other than a covenant included in the Indenture solely for the benefit of series of Securities other than that series), continued for 90 days after written notice as provided in the Indenture; (e) the acceleration of the maturity of any indebtedness for borrowed money of the Company or any Subsidiary of the Company (other than the Securities or Non-Recourse Indebtedness) having an aggregate principal amount outstanding in excess of $25,000,000, if such acceleration is not rescinded or annulled, or such indebtedness shall not have been discharged, within 15 days after written notice thereof to the Company; (f) certain events in bankruptcy, insolvency or reorganization involving the Company; and (g) any other Event of Default provided with respect to Securities of that series. (Section 501)

         If an Event of Default with respect to Securities of any series at the time Outstanding occurs and is continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of that series, by notice as provided in the Indenture, may declare the principal amount (or, if the Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all the Securities of that series to be due and payable immediately. At any time after a declaration of acceleration with respect to Securities of any series has been made, but before a judgment or decree for payment of money has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series, under certain circumstances, may rescind and annul such acceleration. (Section 502)

         The Indenture provides that, subject to the duty of the Trustee during default to act with the required standard of care, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity. (Sections 601, 603) Subject to such provisions for the indemnification of the Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of that series; provided, however, that the Trustee shall not be obligated to take any action unduly prejudicial to Holders not joining in such direction or involving the Trustee in personal liability. (Section 512)

         The Company will be required to furnish to the Trustee annually a statement as to the Company's compliance with conditions and covenants under the Indenture. (Section 1007)

DEFEASANCE

         If so specified with respect to any particular series of Securities, the Company may discharge its indebtedness and its obligations or certain of its obligations under the Indenture with respect to such series by depositing funds or obligations issued or guaranteed by the United States of America with the Trustee.

         Defeasance and Discharge

         The Indenture provides that, if so specified with respect to the Securities of any series, the Company will be discharged from any and all obligations in respect of the Securities of such series (except for certain obligations, including those relating to temporary Securities and exchange of Securities, registration of transfer or exchange of Securities of such series, replacement of stolen, destroyed, lost or mutilated Securities of such series, maintenance of paying agencies to hold moneys for payment in trust and payments of additional amounts, if any, required in consequence of United States withholding taxes imposed on payments to non-United States persons) upon the deposit with the Trustee, in trust, of an amount of money, and/or U.S. Government Obligations that, through the scheduled payment of interest and principal in respect thereof in accordance with their terms, will provide money in an amount, sufficient to pay and discharge the principal of, and any premium and each installment of interest on, the Securities of such series on the Stated Maturity of such payments in accordance with the terms of the Indenture and the Securities of such series. (Sections 1302 and 1304) Such a trust may only be established if, among other things, the Company has delivered to the Trustee an Opinion of Counsel to the effect that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or
(ii) since the date of the Indenture there has been a change in applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge, and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred. (Section 1304) In the event of any such defeasance and discharge of Securities of such series, Holders of Securities of such series would be entitled to look only to such trust fund for payment of principal of and any premium and any interest on their Securities until Maturity.

         Defeasance of Certain Obligations

         The Indenture provides that, if so specified with respect to the Securities of any series, the Company may omit to comply with certain restrictive covenants, including the covenants described under "--Limitation on Liens" and "--Limitation on Sale/Leaseback Transactions" above, and any such omission shall not be an Event of Default with respect to the Securities of such series, upon the deposit with the Trustee, in trust, of an amount of money, and/or U.S. Government Obligations that, through the scheduled payment of interest and principal in respect thereof in accordance with their terms, will provide money in an amount, sufficient to pay and discharge the principal of, and any premium and each installment of interest on, the Securities of such series on the Stated Maturity of such payments in accordance with the terms of the Indenture and the Securities of such series. The obligations of the Company under the Indenture and the Securities of such series other than with respect to such covenants shall remain in full force and effect. (Sections 1303 and 1304) Such a trust may be established only if, among other things, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Securities of such series will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. (Section 1304)

         Although the amount of money and U.S. Government Obligations on deposit with the Trustee would be intended to be sufficient to pay amounts due on the Securities of such series at the time of their Stated Maturity, in the event the Company exercises its option to omit compliance with the covenants defeased with respect to the Securities of any series as described above and the Securities of such series are declared due and payable because of the occurrence of any Event of Default, such amount may not be sufficient to pay amounts due on the Securities of such series at the time of the acceleration resulting from such Event of Default. The Company shall in any event remain liable for such payments as provided in the Indenture.

         Federal Income Tax Consequences

         Under current United States federal income tax law, defeasance and discharge likely would be treated as a taxable exchange of Securities to be defeased for an interest in the defeasance trust. As a consequence, a holder would recognize gain or loss equal to the difference between the holder's cost or other tax basis for such Securities and the value of the holder's interest in the defeasance trust, and thereafter would be required to include in income a share of the income, gain or loss of the defeasance trust. Under current United States federal income tax law, covenant defeasance would ordinarily not be treated as a taxable exchange of such Securities.

MODIFICATION AND WAIVER

         Modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without consent of the Holder of each Outstanding Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security;
(b) change the Redemption Date with respect to any Security; (c) reduce the principal amount of, or premium or interest rate on, any Security; (d) change any obligation of the Company to pay additional amounts; (e) reduce the amount of principal of an Original Issue Discount Security payable upon acceleration of the Maturity thereof; (f) change the coin or currency in which any Security or any premium or interest thereon is payable; (g) change the redemption right of any Holder; (h) impair the right to institute suit for the enforcement of any payment on or with respect to any Security; (i) reduce the percentage in principal amount of Outstanding Securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults; (j) reduce the requirements contained in the Indenture for quorum or voting; (k) change any obligation of the Company to maintain an office or agency in the places and for the purposes required by the Indenture; or (l) modify any of the above provisions. (Section 902)

         The Holders of a majority in aggregate principal amount of the Outstanding Securities of each series may, on behalf of the Holders of all Securities of that series, waive, insofar as that series is concerned, compliance by the Company with certain restrictive provisions of the Indenture. (Section 1008) The Holders of a majority in aggregate principal amount of the Outstanding Securities of each series may, on behalf of all Holders of Securities of that series, waive any past default under the Indenture with respect to any Securities of that series, except a default (a) in the payment of principal of, or any premium or interest on, any Security of such series or
(b) in respect of a covenant or provision of the Indenture that cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected. (Section 513)

         The Indenture provides that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver thereunder or are present at a meeting of the Holders of Securities for quorum purposes,
(i) the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding shall be the amount of the principal that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof, and (ii) the principal amount of a Security denominated in a foreign currency or currencies shall be the U.S. dollar equivalent, determined on the date of original issuance of such Security, of the principal amount of such Security or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent, determined on the date of original issuance of such Security, of the amount determined as provided in clause (i) above. (Section
101)

         The Indenture contains provisions for convening meetings of the Holders of Securities of a series if Securities of that series are issuable as Bearer Securities. (Section 1401) A meeting may be called at any time by the Trustee, and also, upon request by the Company or the Holders of at least 10% in aggregate principal amount of the Outstanding Bearer Securities of that series, in any such case upon notice given in accordance with the provisions described under "--Notices" below. (Section 1402) Except for any consent that must be given by the Holder of each Outstanding Bearer Security affected thereby, as described above, any resolution presented at a meeting (or adjourned meeting duly reconvened at which a quorum is present) may be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Bearer Securities of that series; provided, however, that, except for any consent or waiver that must be given by the Holder of each Outstanding Bearer Security affected thereby, as described above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the Holders of a specified percentage, which is less than a majority in aggregate principal amount of the Outstanding Bearer Securities of a series, may be adopted at a meeting (or adjourned meeting duly reconvened at which a quorum is present) by the affirmative vote of such specified percentage in aggregate principal amount of the Outstanding Bearer Securities of that series. Any resolution passed or decision taken at any meeting of Holders of Bearer Securities of any series duly held in accordance with the Indenture will be binding on all Holders of Bearer Securities of that series and related coupons. The quorum at any meeting, and at any reconvened meeting, will be Persons holding or representing a majority in aggregate principal amount of the Outstanding Bearer Securities of a series. (Section 1404)

CONSOLIDATION, MERGER AND SALE OF ASSETS

         The Company, without the consent of the Holders of any of the Outstanding Securities under the Indenture, may consolidate with or merge into, or convey, transfer or lease its properties and assets substantially as an entirety to, any other Person that is a corporation, partnership or trust organized and validly existing under the laws of any domestic jurisdiction, provided that any successor Person assumes the Company's obligations on the Securities and under the Indenture, that after giving effect to the transaction no Event of Default (and no event that, after notice or lapse of time or both, would become an Event of Default) shall have occurred and be continuing, and that certain other conditions are met. (Section 801)

NOTICES

         Except as otherwise provided in the Indenture, notices to Holders of Bearer Securities will be given by publication at least twice in a daily newspaper in The City of New York and in such other city or cities as may be specified in such Securities. Notices to Holders of Registered Securities will be given by mail to the addresses of such Holders as they appear in the Security Register. (Section 106)

TITLE

         Title to any Bearer Securities (including Bearer Securities in permanent global form) and any coupons appertaining thereto will pass by delivery. The Company, the Trustee and any agent of the Company or the Trustee may treat the bearer of any Bearer Security and the bearer of any coupon and the registered owner of any Registered Security as the owner thereof (whether or not such Security or coupon shall be overdue and notwithstanding any notice to the contrary) for the purpose of making payments and for all other purposes. (Section 308)

REPLACEMENT OF SECURITIES

         Any mutilated Security or a Security with a mutilated coupon appertaining thereto will be replaced by the Company at the expense of the Holder upon surrender of such Security to the Trustee. Securities or coupons that become destroyed, stolen or lost will be replaced by the Company at the expense of the Holder upon delivery to the Company and the Trustee of the Security and coupons or evidence of destruction, loss or theft thereof satisfactory to the Company and the Trustee; in the case of any coupon that becomes destroyed, stolen or lost, such coupon will be replaced by issuance of a new Security in exchange for the Security to which such coupon appertains. In the case of a destroyed, lost or stolen Security or coupon, an indemnity satisfactory to the Trustee and the Company may be required at the expense of the Holder of such Security or coupon before a replacement Security will be issued. (Section 306)

GOVERNING LAW

         The Indenture, the Securities and any coupons will be governed by, and construed in accordance with, the laws of the State of New York. (Section 113)

REGARDING THE TRUSTEE

         The Company and certain affiliates from time to time borrow money from, and maintain deposit accounts and conduct certain banking transactions with, Bank of Montreal, an affiliate of the Trustee, in the ordinary course of their business. Bank of Montreal is a lender under the Company's bank credit facility.

         The Indenture and the provisions of the Trust Indenture Act incorporated by reference therein contain certain limitations on the right of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize for its own account on certain property received in respect of any such claim as security or otherwise. (Section 613) The Trustee will be permitted to engage in certain other transactions; however, if it acquires any conflicting interest, it must eliminate such conflict or resign. (Section 608)

                              PLAN OF DISTRIBUTION

GENERAL

         The Company may sell Securities to or through underwriters or dealers, and also may sell Securities directly to one or more other purchasers or through agents. The Prospectus Supplement accompanying this Prospectus sets forth the names of any underwriters or agents involved in the sale of the Securities and any applicable commissions or discounts.

         Underwriters, dealers or agents may offer and sell the Securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. In connection with the sale of the Securities, underwriters or agents may be deemed to have received compensation from the Company in the form of underwriting discounts or commissions and also may receive commissions from purchasers of the Securities for whom they may act as agent. Underwriters or agents may sell the Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

         The Securities, when first issued, will have no established trading market. Any underwriters or agents to or through whom Securities are sold by the Company for public offering and sale may make a market in such Securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any Securities.

         Any underwriters, dealers or agents participating in the distribution of the Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers or agents may be entitled, under agreements entered into with the Company, to indemnification by the Company against or contribution toward certain civil liabilities, including liabilities under the Securities Act.

DELAYED DELIVERY ARRANGEMENTS

         If so indicated in the Prospectus Supplement, the Company will authorize underwriters or other persons acting as the Company's agents to solicit offers by certain institutions to purchase Securities from the Company pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such contracts will be subject to the approval of the Company. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such agents will not have any responsibility in respect of the validity or performance of such contracts.

                                 LEGAL MATTERS

         The legality of the Securities are being passed upon by Fulbright & Jaworski L.L.P., 1301 McKinney, Suite 5100, Houston, Texas 77010. Certain legal matters in connection with the Securities may be passed upon for any underwriters, dealers or agents by Vinson & Elkins L.L.P., 1001 Fannin, Suite 2300, Houston, Texas 77002. From time to time, Vinson & Elkins L.L.P. serves the Company as outside special counsel in certain unrelated matters.

                                    EXPERTS

         The consolidated financial statements of the Company at December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, incorporated by reference in this Prospectus and the accompanying Prospectus Supplement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference in this Prospectus in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the expenses (all of which are estimated except for the Securities and Exchange Commission registration fee) payable by the Registrant in connection with the distribution of the securities being registered.

 Securities and Exchange Commission registration fee . . .  $     103,449
 Printing and engraving expenses . . . . . . . . . . . . .  $      40,000
 Legal fees and expenses . . . . . . . . . . . . . . . . .  $     100,000
 Accounting fees and expenses  . . . . . . . . . . . . . .  $      50,000
 Blue sky fees and expenses  . . . . . . . . . . . . . . .  $      10,000
 Rating agency fees  . . . . . . . . . . . . . . . . . . .  $     205,000
 Miscellaneous expenses  . . . . . . . . . . . . . . . . .  $      25,000
                                                            -------------
          Total  . . . . . . . . . . . . . . . . . . . . .  $     533,449
                                                            =============

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Weatherford's Restated Certificate of Incorporation contains a provision that eliminates the personal monetary liability of a director to Weatherford and its stockholders for breach of his fiduciary duty of care as a director to the extent currently allowed under the Delaware General Corporation Law (the "DGCL"). If a director were to breach the duty of care in performing his duties as a director, neither Weatherford nor its stockholders could recover monetary damages from the director, and the only course of action available to Weatherford's stockholders would be equitable remedies, such as an action to enjoin or rescind a transaction involving a breach of the fiduciary duty of care. To the extent certain claims against directors are limited to equitable remedies, this provision of Weatherford's Restated Certificate of Incorporation may reduce the likelihood of derivative litigation and may discourage stockholders or management from initiating litigation against directors for breach of their duty of care. Additionally, equitable remedies may not be effective in many situations. If a stockholder's only remedy is to enjoin the completion of the Board of Directors' action, this remedy would be ineffective if the stockholder does not become aware of a transaction or event until after it has been completed. In such a situation, it is possible that the stockholders and Weatherford would have no effective remedy against the directors. The directors do not have liability for monetary damages for grossly negligent business decisions (in violation of their duty of care), including decisions made in connection with attempts to acquire Weatherford. Liability for monetary damages remains for (i) any breach of the duty of loyalty to Weatherford or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) payment of an improper dividend or improper repurchase of Weatherford's stock under Section 174 of the DGCL or (iv) any transaction from which the director derived an improper personal benefit. Weatherford's Restated Certificate of Incorporation further provides that in the event the DGCL is amended to allow the further elimination or limitation of the liability of directors, then the liability of Weatherford's directors shall be limited to the fullest extent permitted by the amended DGCL.

         The DGCL permits a corporation to indemnify certain persons, including officers and directors, who are (or are threatened to be made) parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of their being officers or directors of the corporation. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by an indemnified officer or director, provided he acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, in the case of criminal proceedings, provided he had no reasonable cause to believe that his conduct was unlawful. The Bylaws of Weatherford provide indemnification to the fullest extent allowed pursuant to the foregoing provisions of the DGCL.

         The DGCL further permits a corporation to indemnify certain persons, including officers and directors, who are (or are threatened to be made) parties to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of their being officers or directors of the corporation. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by the indemnified officer or director, provided he acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests. However, no such person will be indemnified as to matters for which he is found to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, indemnification is ordered by a court. The Bylaws of Weatherford provide indemnification to the fullest extent allowed pursuant to the foregoing provisions of the DGCL.

         Weatherford also has entered into an indemnification agreement with each of its directors and certain of its officers. Each such indemnification agreement provides for indemnification to the fullest extent permitted by the DGCL and for the advancement of expenses, including attorneys' fees and other costs, expenses and obligations, paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal) any threatened, pending or completed action, suit or proceeding related to the fact that such director or officer was serving for or at the request of Weatherford. To the extent that the Board of Directors or the stockholders of Weatherford may in the future wish to limit or repeal the ability of Weatherford to indemnify or advance expenses to officers and directors, such repeal or limitation may not be effective as to officers and directors who are parties to an indemnification agreement, since their rights to full protection are contractually assured by the indemnification agreement.

         Delaware corporations also are authorized to obtain insurance to protect officers and directors from certain liabilities, including liabilities against which the corporation cannot indemnify its directors and officers. Weatherford currently has in effect a directors' and officers' liability insurance policy providing aggregate coverage in the amount of $10,000,000.

         All of the foregoing indemnification provisions include statements that such provisions are not to be deemed exclusive of any other right to indemnity to which a director or officer may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

ITEM 16. EXHIBITS.

         The following exhibits are filed herewith unless otherwise indicated:

       1                  Form of Underwriting Agreement.
       4 .1               Form of Indenture, between Weatherford Enterra, Inc.
                          and Bank of Montreal Trust Company, as Trustee.
       4 .2               Corrected Restated Certificate of Incorporation of
                          Weatherford Enterra, Inc., as amended through January
                          26, 1996 (incorporated by reference to Exhibit 3.1 to
                          Weatherford's Annual Report on Form 10-K for the year
                          ended December 31, 1995 (File No. 1-7867)).
       4 .3               Bylaws of Weatherford Enterra, Inc., as amended
                          through March 17, 1994 (incorporated by reference to
                          Exhibit 3.1 to Weatherford's Current Report on Form
                          8-K dated April 28, 1994 (File No. 1-7867)).
       5                  Opinion of Fulbright & Jaworski L.L.P., regarding
                          legality of securities.
       12                 Statement re computation of ratios of earnings to
                          fixed charges.
       23.1               Consent of Arthur Andersen LLP.
       23.2               Consent of Fulbright & Jaworski L.L.P. (contained in
                          Exhibit 5).
       24                 Powers of Attorney (included on Page II-5 hereof).
       25                 Statement of Eligibility and Qualification of the
                          Trustee on Form T-1.

ITEM 17. UNDERTAKINGS.

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                 (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and
(a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)      The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on the 4th day of April, 1996.

                                        WEATHERFORD ENTERRA, INC.



                                        By         /s/ Philip Burguieres
                                          -------------------------------------
                                                    Philip Burguieres
                                             Chairman of the Board, President
                                               and Chief Executive Officer

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Philip Burguieres and H. Suzanne Thomas, and each of them, either one of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                        Title                         Date
         ---------                        -----                         ----


     PHILIP BURGUIERES            Chairman of the Board,            April 4, 1996
- --------------------------        President and Chief Executive
Philip Burguieres                 Officer (Principal Executive
                                  Officer)


      NORMAN W. NOLEN             Senior Vice President,            April 4, 1996
- --------------------------        Chief Financial Officer and
Norman W. Nolen                   Treasurer (Principal Financial
                                  and Accounting Officer)


     THOMAS N. AMONETT            Director                          April 4, 1996
- --------------------------
Thomas N. Amonett


     WILLIAM E. GREEHEY           Director                          April 4, 1996
- --------------------------
William E. Greehey

       JOHN A. HILL               Director                                   April 4, 1996
- --------------------------
John A. Hill


     JOHN W. JOHNSON              Director                                   April 4, 1996
- --------------------------
John W. Johnson


     WILLIAM E. MACAULAY          Director                                   April 4, 1996
- --------------------------
William E. Macaulay


     ROBERT K. MOSES, JR.         Director                                   April 4, 1996
- --------------------------
Robert K. Moses, Jr.


     ROBERT L. PARKER, SR.        Director                                   April 4, 1996
- --------------------------
Robert L. Parker, Sr.


  R. RUDOLPH REINFRANK            Director                                   April 4, 1996
- --------------------------
R. Rudolph Reinfrank


     ROGER M. WIDMANN             Director                                   April 4, 1996
- --------------------------
Roger M. Widmann

                          INDEX TO EXHIBITS



       1                  Form of Underwriting Agreement.

       4.1                Form of Indenture, between Weatherford Enterra, Inc.
                          and Bank of Montreal Trust Company, as Trustee.

       4.2 Corrected Restated Certificate of Incorporation of Weatherford Enterra, Inc., as amended through January 26, 1996 (incorporated by reference to Exhibit 3.1 to Weatherford's Annual Report on Form 10-K for the year ended December 31, 1995 (File No. 1-7867)).

       4.3 Bylaws of Weatherford Enterra, Inc., as amended through March 17, 1994 (incorporated by reference to Exhibit 3.1 to Weatherford's Current Report on Form 8-K dated April 28, 1994 (File No. 1-7867)).

       5 Opinion of Fulbright & Jaworski L.L.P., regarding legality of securities.

       12 Statement re computation of ratios of earnings to fixed charges.

       23.1               Consent of Arthur Andersen LLP.

       23.2               Consent of Fulbright & Jaworski L.L.P. (contained in
                          Exhibit 5).

       24                 Powers of Attorney (included on Page II-5 hereof).

       25 Statement of Eligibility and Qualification of the Trustee on Form T-1.